EXHIBIT 4.4

                                     BY-LAWS
                                       OF
                               UNITIL CORPORATION


                     ARTICLE I * * * STOCKHOLDERS' MEETINGS

     The annual meeting of the stockholders of UNITIL Corporation shall be held on the third Thursday in April of each year; and special meetings of the stockholders shall be held whenever the Chairman of the Board of Directors, the President or a majority of the Board of Directors, in their discretion, shall order the same, or whenever one or more stockholders, holding in the aggregate not less than one-tenth (1/10) of the capital stock of the Corporation entitled to vote at such meeting, shall so request the Secretary in writing, which writing shall indicate the purposes for which said meeting is to be called.

     All such meetings, both annual and special, may be held at such time and in such place within or without The State of New Hampshire as the call therefor shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than ten (10) nor more than fifty (50) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

     In the event of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings or as provided by statute, Any election had or business done at any special meeting shall be as valid and effectual as of had or done at a meeting called as an annual meeting and duly held on said date.

     At any meeting, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum but less than a quorum may adjourn the meeting, either sine die or to a date certain.

     At any meeting, each stockholder of the Corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote through a proxy authorized by a written instrument signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution.


                       ARTICLE II * * * BOARD OF DIRECTORS

     The property, business and affairs of the Corporation shall be managed by a Board of Directors, and they are hereby vested in such management with all the powers which the Corporation itself possess so far as such delegation of power is not incompatible with the provisions of these By-Laws or the st atutes of The State of New Hampshire. No Director need be a stockholder of the Corporation.

     The Corporation shall have such number of Directors as shall be fixed by the Board of Directors from time to time, provided, that such number shall be not less than nine (9) nor more than fifteen (15). The Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible as determined by the Board of Directors, with their respective terms of office arranged so that the term of office of one class expires in each year. The Directors comprising each class shall be elected by ballot for a term of three (3) years, or in the event that a Director is being elected to a class the term of office of which expires in less than three (3) years, then for the remaining term of such class, and until their successors are elected and qualified.

     Any vacancy occurring in the Board, whether due to the death, resignation or other inability to serve of any Director previously elected, or due to an increase in the number of Directors comprising the Board, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In the event that the number of Directors comprising the Board is increased by the Board and directorships created thereby filled by the Board, then the Directors so elected by the Board shall be assigned by the Board to each class in such manner so that the number of Directors comprising each class is as nearly equal as possible, and each such Director elected by the Board shall serve until the next meeting of shareholders at which Directors are elect ed and until his successor is elected and qualified.

     The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

     They shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of certificates of stock and of the corporate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

     Meetings of the Board of Directors may be held at any time and place within The State of New Hampshire or elsewhere within the United States on notice of the Secretary, who may and on request of the Chairman of the Board of Directors, the President or any two Directors shall call any such meeting, twenty-five hours notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person or participating therein, or if the members who are absent waive notice by a signed written i nstrument filed with the records of the meeting or assent in writing to the action taken or to be taken.

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at or participating in any meeting, a majority of the members in attendance thereat or participating therein shall decide any question brought before such meeting, unless otherwise required by statute, the Articles of Incorporation or these By-Laws.

     Members of the Board of Directors shall be entitled to such reasonable compensation for their services as Directors as shall be fixed from time to time by vote of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in connection with attendance at meetings thereof. The compensation of Directors may be on such basis as shall be determined in the vote of the Board relating thereto.


             ARTICLE III * * * COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors, by vote or votes duly adopted, may appoint such committees as said Board may deem appropriate. Each committee shall consist of three (3) or more members of the Board of Directors and shall have and may exercise such powers and authority as shall be conferred or authorized by the vote(s) establishing it. The existence of any committee may be terminated, or its powers and authority modified, at any time by vote of the Board of Directors. Members of each committee shall be entitled to receive a fee for attendance at meetings thereof as shall be provided or authorized by the vote(s) establishing it, and all members of each committee shall be entitled to reimbursement for expenses incurred in connection with attendance at meetings thereof.

     Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Unless otherwise determined by the Board of Directors, each committee may appoint a chairman and a secretary and such other officers of the committee as it may deem r advisable and may determine (a) the time and place of holding each meeting thereof, (b) the notice of meetings to be given to members and (c) all other procedural questions which may arise in connection with the work of such committee.


                            ARTICLE IV * * * OFFICERS

     The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

     All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meeting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his successor shall have been chosen and qualified, or until his death, resignation or removal.

     Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.


         ARTICLE V * * * CHAIRMAN OF THE BOARD OF DIRECTORS & PRESIDENT

     The Chairman of the Board of Directors and the President shall be chosen from among the members of the Board of Directors.

     The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to its Board of Directors, shall exercise general supervision of its affairs. He shall preside at all meetings of the stockholders and of the Directors when present.

     The President, subject to the Board of Directors and its Chairman, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the Directors.

     In the absence of the Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the President and all the Vice Presidents, a President pro tempore shall be chosen.


                        ARTICLE VI * * * VICE PRESIDENTS

     Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.


                           ARTICLE VII * * * SECRETARY

     The Secretary,  who  shall  be  sworn,   shall  be  the  Secretary  of  the
Corporation; and shall attend all meetings of the stockholders, keep accurate records thereof and perform all other duties incident to such office.

     In the absence of the Secretary from any of such meetings, a Secretary pro tempore shall be chosen.


                          ARTICLE VIII * * * TREASURER

     The Treasurer shall be responsible for the transfer of all of the capital stock of the Corporation, shall have custody of the corporate seal and of all the moneys, funds and valuable papers and documents of the Corporation. All property of the Corporation in the custody of the Treasurer shall be subject at all times to the inspection and control of the Board of Directors.

     The Treasurer shall cause all the funds of the Corporation to be deposited in such bank or banks as the Directors may authorize or designate to the credit of the Corporation in its corporate name.

     He shall have power to endorse for deposit or collection all checks, drafts, notes or other obligations for the payment of money on behalf of the Corporation or its order.

     Except as the Directors may otherwise order or approve, all checks, drafts, notes or other obligations for the payment of money on behalf of the Corporations shall be signed by the Treasurer or, in case of his absence or inability to act, by an Assistant Treasurer. When signed by an Assistant Treasurer, however, they shall require as a condition precedent to their validity countersignature by such officer or agent as the Directors may by vote direct, except that dividend checks shall not require any countersignature.

     The Treasurer shall cause accurate books of account of the Corporation's transactions to be kept, which books shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     The Treasurer shall cause notes to be issued and drafts to be accepted on behalf of the Corporation only when authorized thereto by the Directors.


                      ARTICLE IX * * * ASSISTANT TREASURERS

     In case of the death, absence or inability to act of the Treasurer, any Assistant Treasurer may exercise any or all of the powers of the Treasurer, subject, however, to the limitation expressed in Article VII hereof and such further limitations as the Board of Directors may impose.


                         ARTICLE X * * * INDEMNIFICATION

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person's having served as, or by reason of the person's alleged acts or omissions while serving as a director, officer, employee or agent of the Corporation, or while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the New Hampshire Business Corporation Act ("the Act").

     Any indemnification under this Article shall be made by the Corporation with respect to Directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the Act, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the Act.

     The right of indemnification arising under this Article is adopted for the purpose of inducing persons to serve and to continue to serve the Corporation without concern that their service may expose them to personal financial harm. It shall be broadly construed, applied and implemented in light of this purpose. It shall not be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor shall it be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of The State of New Hampshire. The provisions of this Article are separable, and, if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any other right of indemnification existing under this Article or otherwise. As used herein, the term "person: includes heirs, executors, administrators or other legal representatives. As used herein, the terms "Director" and "officer" include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Corporation as directors, officers or trustees of another organization in which the Corporation has any direct or indirect interest as a shareholder, creditor or otherwise.

     The Corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the Corporation or any of its subsidiaries, or who was or is serving at the request of the Corporation as a fiduciary of any employee benefit plan of the Corporation or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Act. The obligation to indemnify and reimburse such person under this Article, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.


                     ARTICLE XI * * * CERTIFICATES OF STOCK

     Each stockholder shall be entitled to a certificate representing shares of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of stock shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the corporate seal. Such seal may be a facsimile, engraved or printed. When any such certificate is manually signed by a transfer agent and/or a registrar, the signatures of the duly authorized officers of the Corporation upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

     Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer has been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

     In case of the loss of a certificate, a duplicate may be issued upon such reasonable terms as the Board of Directors shall prescribe.

     The  Board  of  Directors  may  appoint  one or more  transfer  agents  and
registrars  and  may  require  all  certificated   representing  shares  of  the
Corporation's stock to bear the signature or signatures of any of them.


                   ARTICLE XII * * * CLOSING OF TRANSFER BOOKS

     The transfer books of the Corporation may be closed for not exceeding fifteen (15) days next prior to any meeting of the stockholders, and at such other times and for such reasonable periods as may be determined by the Board of Directors. However, in the event dividends are declared, the stock transfer books of the Corporation will not be closed but record dates will be fixed by the Board of Directors, upon which the Corporation's transfer agent will take a record of all stockholders entitled to the dividends so declared without actually closing the books for transfers of stock of the Corporation.


                         ARTICLE XIII * * * FISCAL YEAR

     The fiscal year of the Corporation shall end on the 31st day of December in each year.


                          ARTICLE XIV * * * AMENDMENTS

     These By-Laws may, upon notice, be altered, amended or repealed at any meeting of the stockholders by vote of the holders of a majority or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided by statute, a majority of the Board of Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by statute or by the Articles of Incorporation requires action by the stockholders.


                                     * * *